AJ. ROBBINS, P.C.
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

Consent of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Cyberdefender Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in this Registration Statement of Cyberdefender Corporation on Form S-8 Amendment 1, of our report dated March 29, 2007except for Note 13, as to which the date is July 9, 2007, for the years ended December 31, 2006 and 2005 and all references to our firm included in this Registration Statement.

/s/ AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver Colorado

September 28, 2007